MassMutual Transitions SelectSM II Variable Annuity
Issued by Massachusetts Mutual Life Insurance Company
Massachusetts Mutual Variable Annuity Separate Account 4
B-Share Contract
Summary Prospectus for New Investors – [May 1, 2021]
This Summary Prospectus summarizes key features of the MassMutual Transitions SelectSM II Variable Annuity (Contract), an individual deferred variable annuity contract issued by Massachusetts Mutual Life Insurance Company (MassMutual or the Company). You should read this Summary Prospectus carefully, particularly the section titled Important Information You Should Consider about the Contract.
Before you invest, you should review the prospectus for the MassMutual Transitions SelectSM II Variable Annuity, which contains more information about the Contract, including its features, benefits, and risks. You can find the prospectus and other information about the Contract online at www.MassMutual.com/transitions-select-II. You can also obtain this information at no cost by calling (866) 645-2362.
This Summary Prospectus incorporates by reference the MassMutual Transitions SelectSM II Variable Annuity’s prospectus and Statement of Additional Information (SAI), both dated [May 1, 2021], as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.
YOU MAY CANCEL YOUR CONTRACT WITHIN 10 DAYS OF RECEIVING IT WITHOUT PAYING FEES OR PENALTIES.
In some states this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review the prospectus, or consult with your investment professional, for additional information about the specific calculation terms that apply.
Beginning January 1, 2021, we will no longer send you paper copies of fund shareholder reports (Reports) unless you specifically request paper copies from us. The Reports will be available online. We will notify you by mail each time the Reports are posted. The notice will provide the website link(s) to access the Reports as well as instructions for requesting paper copies. If you wish to continue receiving your Reports in paper free of charge from us, please call (866) 444-2450. Your election to receive the Reports in paper will apply to all funds available with your Contract. If you have already elected to receive the Reports electronically, you will not be affected by this change and need not take any action. If you wish to receive the Reports and other SEC disclosure documents from us electronically, follow the instructions provided on the inside front cover of this Summary Prospectus.
Additional information about certain investment products including variable annuities, has been prepared by the Securities and Exchange Commission staff and is available at investor.gov.
The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Summary Prospectus. Any representation to the contrary is a criminal offense.
Effective [May 1, 2021]

Table of Contents
Glossary	2
Important Information You Should Consider About the MassMutual Transitions SelectSM II Variable Annuity	4
Overview of the Contract	8
Benefits Available Under the Contract	10
Purchasing a Contract	11
Surrendering Your Contract or Making Withdrawals: Accessing the Money in Your Contract	12
Additional Information about Fees	13
Appendix A – Funds Available Under the Contract	15

Glossary
Accumulation Phase. Begins on the date the Contract is issued and ends on the date you apply the full Contract Value to an Annuity Option or upon Contract termination.
Annuity Phase. The period that begins on the date annuity payments begin and ends with the last annuity payment.
Business Day. Every day the New York Stock Exchange (NYSE), or its successor, is open for trading. Our Business Day ends at the Close of Business.
Close of Business. The time on a Business Day when the NYSE ends regular trading, usually at 4:00 pm. (ET). However, when the NYSE closes earlier or closes due to any emergency or SEC order, the Close of Business will occur at the same time.
Contingent Deferred Sales Charge (CDSC). A charge that may be assessed against each Purchase Payment withdrawn from the Contract. (In some states referred to as surrender charge.)
Contract. The MassMutual Transitions SelectSM II Variable Annuity; an individual flexible premium deferred variable annuity contract.
Contract Anniversary. An anniversary of the Issue Date of the Contract.
Contract Value. The sum of your values in the Sub-Accounts and the DCA Fixed Account during the Accumulation Phase.
DCA Fixed Account. The DCA Fixed Account, which is part of the General Account, is a fixed account from which assets are systematically transferred to any Sub-Accounts you select.
Fund(s). The investment entities into which the assets of the Separate Account will be invested.
Good Order. An instruction or transaction request that we receive at our Service Center generally is considered in “Good Order” if:
(1)
we receive it within the time limits, if any, prescribed in this prospectus for a particular request or transaction;

(2)
it includes all information necessary for us to execute the request or transaction; and

(3)
it is signed by you or persons authorized to provide instruction to engage in the request or transaction.

A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by our Service Center of the instructions related to the request or transaction in writing (or, when permitted, by telephone or Internet) along with all forms, information and supporting legal documentation we require to effect the request or transaction. This information generally includes to the extent applicable: the completed application or instruction form; your Contract number; the transaction amount (in dollars or percentage terms); the names and allocation to and/or from the

Sub-Accounts affected by the request or transaction; the signatures of all owners; if necessary, Social Security Number or Tax Identification number; tax certification; and any other information or supporting documentation we may require including consents, certifications and guarantees. Instructions must be complete and sufficiently clear so that we do not need to exercise any discretion to follow such instructions. We will not accept instructions that require additional requirements or burdens not provided for within the Contract. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular request or transaction is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time. If you have any questions you may contact our Service Center before submitting the form or request. See “Sending Requests in Good Order” for more information.
Non-Business Day. Any day when the NYSE is not open for trading.
Non-Qualified Contract. Your Contract is referred to as a Non-Qualified Contract if you purchase the Contract as an individual and not under a qualified plan such as an Individual Retirement Annuity (IRA), Roth IRA, or a corporate pension and profit sharing plan.
Owner. The person(s) or entity entitled to ownership rights under the Contract. We allow multiple Owners, subject to certain restrictions (see “Ownership”). Where we describe multiple owners, we refer to them as Joint Owners.
Purchase Payment(s). Any amount paid to us by you or on your behalf with respect to the Contract during the Accumulation Phase, which may be decreased by the assessment of any applicable Premium Tax.
Qualified Contract. Your Contract is referred to as a Qualified Contract if it is purchased under a qualified retirement plan (qualified plan) such as an Individual Retirement Annuity (IRA), Roth IRA, or a corporate pension and profit-sharing plan (including 401(k) plans and H.R. 10 plans). For information on the types of qualified plans for which the Contract is available, see “Taxes – Qualified Contracts.”
Separate Account. The account that holds the assets underlying the Contract that are not allocated to the DCA Fixed Account. The assets of the Separate Account are kept separate from the assets of the General Account and the Company’s other separate accounts.
Service Center. MassMutual, P.O. Box 758511, Topeka, Kansas 66675-8550.
Sub-Account(s). The Separate Account assets are divided into Sub-Accounts. The assets of each Sub-Account will be invested in the shares of a single Fund.
Written Request.  A written communication or instruction sent by you to the Company. A Written Request must be in Good Order and must be received by the Company’s Service Center. The Company may consent to receiving requests electronically or by telephone at the Service Center.

Important Information You Should Consider About the MassMutual Transitions SelectSM II Variable Annuity Contract
An investment in the MassMutual Transitions SelectSM II Variable Annuity Contract is subject to fees, risks, and other important considerations, some of which are briefly summarized in the following table. You should review the prospectus for additional information about these topics.
Fees and Expenses		Location in Prospectus
Charge for Early Withdrawal (Contingent Deferred Sales Charge (CDSC))
If you withdraw money from your B-Share Contract within seven years following your last Purchase Payment, you may be assessed a CDSC of up to 7% of the Purchase Payment withdrawn (less a 10% free withdrawal amount), declining to 0% over seven years.
For example, if you purchased the Contract and withdraw the $100,000 initial Purchase Payment during the first two years after your Purchase Payment, you could be assessed a charge of up to $6,300 on the Purchase Payment withdrawn.
Charges and Deductions – Contingent Deferred Sales Charge (CDSC)
Transaction Charges (charges for certain transactions)	Currently, we do not assess a charge to transfer Contract Value among the Sub-Accounts during the Accumulation Phase. However, we reserve the right to charge $20 per transfer in excess of 12 in a single calendar year.	Charges and Deductions – Transfer Fee

Fees and Expenses		Location in Prospectus
Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you elected.	FEES and EXPENSES Periodic Contract Charges
Separate Account Annual Expenses	Min.	Max.
1. Base Contract Expenses	1.30%(1)	1.30%(1)
2. Investment options (Fund fees and expenses)	___%(2)	___%(2)
3. Optional Benefits (if elected)	None	None
Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add CDSCs that substantially increase costs.
Lowest Annual Cost Estimate:	Highest Annual Cost Estimate:
$______	$______
Assumes:	Assumes:
• Investment of $100,000 • 5% annual appreciation • Least expensive Fund fees and expenses • No CDSC • No additional Purchase Payments, transfers, or withdrawals	• Investment of $100,000 • 5% annual appreciation • Most expensive Fund fees and expenses • No CDSC • No additional Purchase Payments, transfers, or withdrawals

(1)
As a percentage of average account value in the Separate Account on an annualized basis.

(2)
As a percentage of Fund assets.

Risks		Location in Prospectus
Risk of Loss	You can lose money by investing in this Contract, including loss of principal.	Principal Risks
Not a Short-Term Investment
•
This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.

•
CDSCs apply for up to seven years following your last Purchase Payment.

•
CDSCs will reduce the value of your Contract if you withdraw money during that time. The benefits of tax deferral also means the Contract is more beneficial to investors with a long time horizon.

Principal Risks

Risks		Location in Prospectus
Risks Associated with Investment Options
•
An investment in this Contract is subject to the risk of poor investment performance of the Funds you choose.

•
Each Fund has its own unique risks.

•
You should review the prospectuses for the available Funds before making an investment decision.

Principal Risks
Insurance Company Risks	Any obligations, guarantees, and benefits of the Contract are subject to the claims-paying ability of MassMutual. If MassMutual experiences financial distress, it may not be able to meet its obligations to you. More information about MassMutual, including its financial strength ratings, is available at https://www.massmutual.com/ratings.	Principal Risks
Restrictions	Location in Prospectus
Investment Options
•
Currently, there is no charge when you transfer Contract Value among Sub-Accounts. However, MassMutual reserves the right to charge $20 per transfer in excess of 12 in a single calendar year.

•
MassMutual reserves the right to remove or substitute Funds as investment options that are available under the Contract.

•
We reserve the right to limit transfers if frequent or large transfers occur.

Principal Risks
Taxes	Location in Prospectus
Tax Implications
•
You should consult with a tax professional to determine the tax implications of an investment in and payments received under the Contract.

•
If you purchase the Contract through a qualified retirement plan or individual retirement account (IRA), you do not receive any additional tax deferral.

•
Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.

Taxes

Conflicts of Interest		Location in Prospectus
Investment Professional Compensation
Your registered representative may receive compensation for selling this Contract to you in the form of commissions. If your registered representative is also a MassMutual insurance agent, they are also eligible for certain cash and non-cash benefits from MassMutual. Cash compensation includes bonuses and allowances based on factors such as sales, productivity and persistency. Non-cash compensation includes various recognition items such as prizes and awards as well as attendance at, and payment of the costs associated with attendance at, conferences, seminars and recognition trips, and also includes contributions to certain individual plans such as pension and medical plans. Sales of the Contract may help these registered representatives and their supervisors qualify for such benefits.
This conflict of interest may influence your registered representative to recommend this Contract over another investment.
Distribution
Exchanges	Some investment professionals may have a financial incentive to offer you the Contract in place of the one you own. You should only exchange your current contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the Contract rather than continue to own your existing contract.	N/A

Overview of the Contract

What is this Contract, and what is it designed to do? The MassMutual Transitions SelectSM II Variable Annuity is designed to enable you to accumulate assets through investments in one or more of the variable investment divisions (Sub-Accounts) of the Massachusetts Mutual Variable Annuity Separate Account 4 (Separate Account) and the Fixed Account for Dollar Cost Averaging (DCA Fixed Account). The Contract can supplement your retirement income by providing a stream of income during the Annuity Phase. Before you begin income payments, the Contract also provides a death benefit for your designated beneficiaries. The Contract may be appropriate if you have a long term investment horizon. It is not intended for people who need to take early or frequent withdrawals or who intend to engage in frequent trading among the investment divisions of the Separate Account.

How do I accumulate assets in the Contract and receive income from the Contract? The Contract has two phases 1) the Accumulation Phase and 2) the Annuity Phase.
Accumulation Phase
During the Accumulation Phase, subject to certain restrictions, you may apply Purchase Payments to the Contract and allocate the Purchase Payments:
◦
among the Sub-Accounts of the Separate Account, each of which invests a mutual fund (Fund), with each Fund having its own investment strategy, investment adviser, expense ratio and returns, and

◦
the DCA Fixed Account for a scheduled term of six or 12 months. Assets allocated to the DCA Fixed Account are credited with a fixed rate of interest and are systematically transferred to Sub-Accounts that you select.

A list of the Funds in which you may invest is provided at the back of this Summary Prospectus. See Appendix A: Funds Available Under the Contract.
Annuity Phase
During the Annuity Phase, you may receive annuity payments under the Contract by applying your Contract Value to a payment option.
◦
Depending on the payment option you select, payments may continue for the life of one or two annuitants or for a specified period between 10 and 30 years. The payments will remain the same throughout the Annuity Phase, unless you elect either of the Joint or 2/3 Survivor annuity options, which reduce payments on the death of the first annuitant.

◦
Unless you purchased your Contract through a qualified retirement plan or individual retirement account (IRA), you may elect to apply part of your Contract Value to an Annuity Option, so that you are participating in both the Accumulation Phase and the Annuity Phase simultaneously.

When you elect to receive Annuity Payments, the Contract Value you apply to an Annuity Option will be converted into income payments and you may no longer be able to withdraw money at will from that portion of the Contract. If you apply your full Contract Value to an Annuity Option, the Accumulation Phase will end and the death benefit will terminate.
You may elect to apply part of the Contact Value from your Non-Qualified Contract to an Annuity Option instead of your full Contract Value. If you elect to apply a portion of your Contract Value to an Annuity Option, the amount applied will be treated as a withdrawal for purposes of calculating the death benefit. If you choose to apply part of your Contract Value to an Annuity Option, there may be adverse tax consequences.

What are the primary features and options that the MassMutual Transitions SelectSM II Variable Annuity offers?
•
Accessing your money. During the Accumulation Phase, you may make a partial or full withdrawal of your Contract Value by submitting our partial withdrawal form or full withdrawal form in Good Order to our Service Center. You may also submit the requests by other means that we authorize, such as e-mail, telephone or fax. Contact our Service Center for details.

All withdrawals are subject to the limitations described in the prospectus. Withdrawal rights during the Annuity Phase will depend on the Annuity Option selected.
•
Tax treatment. You may transfer Contract Value among Sub-Accounts without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are generally taxed only when (1) you make a partial or full withdrawal; (2) you receive an Annuity Payment under the Contract; or (3) upon payment of the death benefit.

•
Death Benefit. Your Contract includes a death benefit that will pay your designated beneficiaries the greater of (1) the Contract Value when the claim for payment is approved; or (2) an amount based on your Purchase Payments adjusted for withdrawals.

•
Additional Benefits and Services. We make certain additional services available under the Contract at no additional charge:

The Separate Account Dollar Cost Averaging Program allows you to transfer a set amount from a Sub-Account to any other Sub-Account on a regular schedule. The Automatic Rebalancing Program automatically rebalances your Contract Value among your selected Sub-Accounts in order to restore your allocation to the original level. You may participate only in one Program at a time, and you may not participate in either Program if any Contract Value is allocated to the DCA Fixed Account. While we do not currently charge for participation in these Programs, we reserve the right to assess a charge in the future if a significant increase in transfer activity increases our costs to administer the Contract.
The Systematic Withdrawal Program allows you to set up automatic periodic withdrawals from your Contract Value. We will take any withdrawal under this program proportionally from your Contract Value in your selected investment choices.
The Terminal Illness Withdrawal Benefit allows you to withdraw all or a portion of your Contract Value without incurring a Contingent Deferred Sales Charge (CDSC) if we receive a Written Request that certain conditions are met.
The Nursing Home and Hospital Withdrawal Benefit allows you to withdraw all or a portion of your Contract Value without incurring a CDSC if we receive a Written Request in Good Order that you (or another annuitant, if the owner of the Contract is not a natural person) have been admitted to a licensed nursing care facility or an accredited hospital and certain other conditions are satisfied. See the prospectus for a full explanation of the required conditions.
The Terminal Illness Withdrawal Benefit and the Nursing Home and Hospital Withdrawal Benefit are not available in all states.

Benefits Available Under the Contract

The following benefits are available during the Accumulation Phase:
Benefit	Purpose	Benefit Is Standard or Optional	Fee	Restrictions/Limitations
Death Benefit	Upon your death, we will pay your designated beneficiaries the greater of (1) the Contract Value when the claim for payment is approved; or (2) an amount based on your Purchase Payments adjusted for withdrawals.	Standard	None	Withdrawals reduce the death benefit amount in direct proportion to the Contract Value reduction. This benefit terminates upon full surrender or annuitization of the full Contract Value.
Automatic Rebalancing Program	Automatically rebalances the Sub-Accounts you select to maintain your original percentage allocation of Contract Value	Optional	None	Cannot use with the DCA Fixed Account or Separate Account Dollar Cost Averaging Program.
DCA Fixed Account	Automatically transfers a specific amount of Contract Value from the DCA Fixed Account to the Sub-Accounts you have selected, at set intervals over a period of either six or twelve months	Optional	None
•
Cannot use with the Automatic Rebalancing Program, Separate Account Dollar Cost Averaging Program or AIP.

•
Must apply a Purchase Payment of at least $5,000 to a DCA Term.

•
You cannot transfer current Contract Value into the DCA Fixed Account.

•
No transfers may be made from the DCA Fixed Account.

Separate Account Dollar Cost Averaging Program	Automatically transfers a specific amount of Contract Value from a single Sub-Account to other Sub-Accounts you have selected, at set intervals	Optional	None	Cannot use with the Automatic Rebalancing Program, DCA Fixed Account or AIP
Systematic Withdrawal Program	Automatically withdraws a specific amount of Contract Value proportionally from all Sub-Accounts you have selected	Optional	None	In order to participate in this program: 1) there must be at least $5,000 in Contract Value 2) minimum withdrawal amount must be $100
Terminal Illness Withdrawal Benefit	Allows withdrawal of some or all Contract Value without incurring CDSC if diagnosed with a terminal illness or terminal condition	Optional	None
•
You cannot be diagnosed with the terminal illness or the terminal condition or both as of the Issue Date

•
Each withdrawal request must be made one year or more after the Issue Date

•
We require proof that you are terminally ill, including, but not limited to, certification by a state licensed medical practitioner

•
Not available in Connecticut

Benefit	Purpose	Benefit Is Standard or Optional	Fee	Restrictions/Limitations
Nursing Home and Hospital Withdrawal Benefit	Allows withdrawal of some or all Contract Value if admitted to a licensed nursing care facility or accredited hospital	Optional	None
•
Confinement must begin after the Issue Date

•
Each withdrawal request must be made one year or more after the Issue Date

•
Each withdrawal request must be made within 120 calendar days after services provided

•
Confinement must be for at least 90 consecutive calendar days

•
Confinement must be prescribed by state licensed medical practitioner

•
Each withdrawal request must be accompanied by proof the above conditions are met

•
Not available in California and Connecticut

•
Cannot use with Systematic Withdrawal Program

Purchasing the Contract

How do I purchase the MassMutual Transitions SelectSM II Variable Annuity? To purchase the Contract, you must submit your initial Purchase Payment to your registered representative or to us at our Service Center. The date when we credit your initial Purchase Payment to your Contract is the Issue Date. We will send you a copy of your Contract and a statement confirming your investment(s).

How much can I contribute and how are my contributions invested? Your Purchase Payment will be invested in the investment options that you select.
	Non-Qualified Contracts (policies purchased using after-tax dollars)	Qualified Contracts (policies purchased using pre-tax dollars)
Minimum Initial Premium	$10,000	$5,000
Minimum Subsequent Premiums	$500	$500
Maximum Total Premiums	$1,500,000	$1,500,000
We have the right to reject any Purchase Payment. Additional Purchase Payments of less than $500 are subject to our approval. Total Purchase Payments more than $1,500,000 require home office approval.
After your initial Purchase Payment, you are allowed to make subsequent Purchase Payments, but you are not required to make any additional Purchase Payments under your Contract.

When will any Purchase Payment that I make be credited to my account?
•
Initial Purchase Payment: Your registered representative must determine that the Contract is suitable for you and forward your Purchase Payment and information to us. If your information and Purchase Payment are complete when we receive it at our Service Center, or once it becomes complete, we will credit your Purchase Payment to your Contract within two Business Days. If your information is not complete, we may delay issuing your Contract and crediting your Purchase Payment while we obtain the missing information. If we do not have the necessary information to issue your Contract within five Business Days, we will either return your Purchase Payment or ask your permission to retain your Purchase Payment until we receive all necessary information.

•
Additional Purchase Payments: Any additional Purchase Payment that we receive at one of our purchase payment processing service centers on a Business Day before the Close of Business will be credited to your Contract on the same Business Day. If we receive your Additional Purchase Payment on a Non-Business Day or after the Close of Business, we will credit your Purchase Payment to the Contract on the next Business Day. See the prospectus for additional requirements.

Surrendering Your Contract or Making Withdrawals: Accessing the Money in Your Contract

Can I access the money in my contract during the Accumulation Phase? You can access the money in your Contract by making a withdrawal, which will reduce the value of your Contract and the amount of the death benefit payable to your designated beneficiaries. You may withdraw all or a portion of your Contract Value (minus applicable charges, which are discussed below). Withdrawing the full amount of your Contract Value will terminate your Contract.

Can I access the money in my contract during the Annuity Phase? You will receive annuity payments under the annuity option that you select. You generally may not take any other withdrawals.

Are there any limitations associated with taking money out of my Contract during the Accumulation Phase?
Yes, the limitations are as follows:
Limitations on withdrawal amounts
•
The minimum withdrawal amount is the lesser of $100 or your entire Contract Value in a Sub-Account, if less. We reserve the right to increase the minimum withdrawal amount to $500.

•
At least $2,000 in Contract Value must remain following a partial withdrawal, except for certain withdrawals taken under a Systematic Withdrawal Program. See the prospectus for additional details.

Surrender charges and taxes	• We may impose a CDSC and there may be tax implications when you take a withdrawal.
Negative impact of withdrawal on other benefits and guarantees of your Contract	• A partial withdrawal will reduce the amount of the death benefit payable to your designated beneficiaries during the Accumulation Phase.
Internal Revenue Code or Retirement Plan Restrictions	• Depending on the circumstances, the Internal Revenue Code or your retirement plan may restrict your ability to take withdrawals.

What is the process to request a withdrawal of money from my Contract? You may make a Written Request by submitting our partial withdrawal or full withdrawal form to our Service Center. If your withdrawal involves an exchange or transfer of assets to another financial institution, we also require a letter of acceptance from the financial institution. You also may request a withdrawal by other means that we authorize, such as e-mail, telephone, or fax. Contact our Service Center for details.
A withdrawal is effective on the Business Day we receive in Good Order at our Service Center; 1) our partial withdrawal form or full withdrawal form; and 2) a letter of acceptance, if applicable. If we receive these documents on a Non-Business Day or after the Close of Business, the withdrawal will be effective the next Business Day. Withdrawals requested by e-mail, telephone or fax are effective on the Business Day we receive the request in Good Order. If we receive the request after Close of Business, the withdrawal will be effective the next Business Day. We will generally pay any withdrawal amount within seven days.

Additional Information about Fees
The following tables describe the fees and expenses you pay when buying, owning, and surrendering the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.
Annual Transaction Expenses	Current	Maximum
Number of full Years from Application of each Purchase Payment	0	1	2	3	4	5	6	7 and later
Contingent Deferred Sales Charge (CDSC) for B‑Share Contract (as a percentage of Purchase Payment withdrawn)	7%	7%	7%	6%	5%	4%	3%	0%
Transfer Fee During the Accumulation Phase	$0	$20 per transfer for each additional transfer in excess of the 12 free transfers per calendar year
The next table describes fees and expenses you will pay each year during the time you own the Contract, not including underlying Fund fees and expenses.
Base Contract Expenses	Current	Maximum
Annual Contract Maintenance Charge(1)	$40 per Contract Year	$40 per Contract Year
Base Contract Charge (includes the Mortality and Expense Risk Charge and Administrative Charge displayed as a percentage of average account value in the Separate Account on an annualized basis)	1.30%	1.30%

(1)
Currently, we waive this charge if, when we are to make the deduction, your Contract Value is $100,000 or more. We assess the charge on each Contract Anniversary and when you make a full withdrawal. For Contracts issued in New York, the charge is deducted on a pro-rated basis for full withdrawals.

Total Annual Fund Operating Expenses
The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of Funds available under the Contract, including their annual expenses, may be found in Appendix A.
Charge	Minimum	Maximum
Range of total annual fund operating expenses before any waivers or expense reimbursements.	____%	____%

Examples
These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, base contract expenses(1), and Fund operating expenses.
These examples assume that you invest $100,000 in the Contract for the time periods indicated. The examples also assume that your investment has a 5% return each year and that you selected one of two Sub-Accounts - the one that invests in the Fund with the maximum total operating expenses or the one that invests in the Fund with the minimum total operating expenses. Although your actual costs may be higher or lower based on these assumptions, your costs would be:
B-Share
Years	Current Expenses								Maximum Expenses
	1		3		5		10		1		3		5		10
If you withdraw all of your Contract Value at the end of each year shown
Maximum total Fund operating expenses	$	____	$	____	$	____	$	____	$	____	$	____	$	____	$	____
Minimum total Fund operating expenses	$	____	$	____	$	____	$	____	$	____	$	____	$	____	$	____
If you do not withdraw any of your Contract Value at the end of each year shown
Maximum total Fund operating expenses	$	____	$	____	$	____	$	____	$	____	$	____	$	____	$	____
Minimum total Fund operating expenses	$	____	$	____	$	____	$	____	$	____	$	____	$	____	$	____
If you decide to begin the Annuity Phase at the end of each year shown
Maximum total Fund operating expenses		N/A		N/A	$	____	$	____		N/A		N/A	$	____	$	____
Minimum total Fund operating expenses		N/A		N/A	$	____	$	____		N/A		N/A	$	____	$	____

(1)
We estimate that the Annual Contract Maintenance Charge under the current expenses would be $40 or, as percentage, 0.04%. We estimate that the Annual Contract Maintenance Charge under the maximum expenses would be $40 or, as percentage, 0.04%.

Appendix A
Funds Available Under the Contract
The following is a list of Funds currently available under the Contract, which is subject to change, as discussed in the prospectus for the Contract. Before you invest, you should review the prospectuses for the Funds. These prospectuses contain more information about the Funds and their risks and may be amended from time to time. You can find the prospectuses and other information about the Funds online at www.MassMutual.com/transitions-select-II. You can also request this information at no cost by calling (866) 645-2362 or sending an email request to __________________.
The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Fund’s past performance is not necessarily an indication of future performance.
Fund Type	Fund and Adviser/SubAdviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Asset Allocation	MML Aggressive Allocation Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	%	%	%	%
Asset Allocation	MML American Funds Core Allocation Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	%	%	%	%
Asset Allocation	MML Balanced Allocation Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	%	%	%	%
Asset Allocation	MML Conservative Allocation Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	%	%	%	%
Asset Allocation	MML Growth Allocation Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	%	%	%	%
Asset Allocation	MML Moderate Allocation Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	%	%	%	%
Money Market	MML U.S. Government Money Market Fund (Initial Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	%	%	%	%
Fixed Income	MML Dynamic Bond Fund (Series Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: DoubleLine Capital LP	%	%	%	%
Fixed Income	MML High Yield Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	%	%	%	%
Fixed Income	MML Inflation-Protected and Income Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	%	%	%	%
Fixed Income	MML Managed Bond Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	%	%	%	%

Fund Type	Fund and Adviser/SubAdviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Fixed Income	MML Short-Duration Bond Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	%	%	%	%
Fixed Income	MML Total Return Bond Fund (Service Class II) Adviser: MML Investment Advisers, LLC Sub-Adviser: Metropolitan West Asset Management, LLC	%	%	%	%
Fixed Income	Invesco V.I. Global Strategic Income Fund (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	%	%	%	%
Balanced	MML Blend Fund (Service) Adviser: MML Investment Advisers, LLC Sub-Adviser: BlackRock Investment Management, LLC	%	%	%	%
Large Cap Value	MML Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc. and Brandywine Global Investment Management, LLC	%	%	%	%
Large Cap Value	MML Equity Income Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc.	%	%	%	%
Large Cap Value	MML Fundamental Value Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Boston Partners Global Investors, Inc.	%	%	%	%
Large Cap Value	MML Income & Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barrow, Hanley, Mewhinney & Strauss, LLC	%	%	%	%
Large Cap Blend	Fidelity® VIP Contrafund® Portfolio (Service Class 2) Adviser: Fidelity Management & Research Company Sub-Adviser: FMR Co., Inc	%	%	%	%
Large Cap Blend	MML Focused Equity Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Wellington Management Company LLP	%	%	%	%
Large Cap Blend	MML Fundamental Equity Fund Adviser: MML Investment Advisers, LLC Sub-Adviser: Wellington Management Company LLP	%	%	%	%
Large Cap Blend	MML Growth & Income Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Massachusetts Financial Services Company	%	%	%	%
Large Cap Blend	Invesco V.I. Main Street Fund® (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	%	%	%	%

Fund Type	Fund and Adviser/SubAdviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Large Cap Growth	MML American Funds Growth Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	%	%	%	%
Large Cap Growth	MML Blue Chip Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc.	%	%	%	%
Large Cap Growth	MML Large Cap Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Loomis, Sayles & Company, L.P.	%	%	%	%
Small/Mid-Cap Value	MML Mid Cap Value Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: American Century Investment Management, Inc	%	%	%	%
Small/Mid-Cap Value	MML Small Company Value Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc.	%	%	%	%
Small/Mid-Cap Value	MML Small/Mid Cap Value Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: AllianceBernstein L.P.	%	%	%	%
Small/Mid-Cap Blend	MML Small Cap Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	%	%	%	%
Small/Mid-Cap Growth	MML Mid Cap Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc. and Wellington Management Company LLP	%	%	%	%
Small/Mid-Cap Growth	MML Small Cap Growth Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Wellington Management Company LLP	%	%	%	%
Small/Mid-Cap Growth	Invesco V.I. Discovery Mid Cap Growth Fund (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	%	%	%	%
International/Global	MML American Funds International Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	%	%	%	%
International/Global	MML Foreign Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Thompson, Siegel & Walmsley LLC	%	%	%	%
International/Global	MML Global Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Massachusetts Financial Services Company	%	%	%	%
International/Global	MML International Equity Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Harris Associates L.P.	%	%	%	%

Fund Type	Fund and Adviser/SubAdviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
International/Global	MML Strategic Emerging Markets Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	%	%	%	%
International/Global	Invesco V.I. Global Fund (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	%	%	%	%
International/Global	Invesco Oppenheimer V.I. International Growth Fund (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	%	%	%	%
Specialty	Ivy VIP Asset Strategy (Class II) Adviser: Ivy Investment Management Company Sub-Adviser: N/A	%	%	%	%
Specialty	MML Managed Volatility Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Gateway Investment Advisers, LLC	%	%	%	%